Exhibit 99.1

Majesco Entertainment Company Announces Establishment of Venture for Online Casino Gaming and Social Casino Gaming

Venture to Acquire Operations of Orid Media LTD and Pariplay LTD

Completes Registered Direct Offering of $2.0 million

EDISON, N.J., August 6, 2013 /Marketwire/ -- Majesco Entertainment Company (NASDAQ: COOL), an innovative provider of video games for the mass market, has entered into an agreement to establish GMS Entertainment Limited for the purpose of pursuing an online casino games strategy. As part of the transaction, Majesco will invest a total of $3.5 to $4.5 million, depending on GMS’ future financial performance, to acquire a 50% interest in GMS. Jesse Sutton, CEO of Majesco Entertainment, will serve as the Chairman of GMS Entertainment.

GMS Entertainment has agreed to acquire the operations and certain assets and liabilities of Orid Media Limited and Pariplay Limited, subject to obtaining certain regulatory approvals. Orid Media designs and develops both fixed odd and random based online and mobile games for use in real money online games, social casinos and lottery systems. Pariplay is a licensed online gambling operator headquartered in the Isle of Man, operating online gaming sites on an owned and white label basis. The founder of Orid and Pariplay will maintain a 50% interest in GMS.

The Company also completed a registered direct offering selling 3.3 million shares of common stock to a new investor, Yair Goldfinger, at a price of $0.60 per share. Yair Goldfinger, an angel investor in Orid and Pariplay, is currently Co-Founder and CEO at AppCard. Previously, Mr. Goldfinger co-founded ICQ, the world’s first internet-wide instant messaging service, which was acquired by AOL in 1998. In 2001, Goldfinger co-founded Dotomi, a personalized display media technology company, which was acquired by ValueClick in 2011.

“I am incredibly excited about this opportunity in the fast growing online gaming market and partnering with these talented individuals,” said Jesse Sutton, CEO of Majesco Entertainment.“During this transition year in console gaming, we have been actively exploring emerging growth opportunities in the social and online casino gaming industry to supplement our existing business. Entering the market through this partnership allows us to participate in a rapidly growing market segment and position the company for longer term growth as more jurisdictions move to legalize real money online gaming. The complimentary skills and abilities of all involved are expected to result in a successful venture.”

About Majesco Entertainment Company

Majesco Entertainment Company is a provider of video games for the mass market. Building on more than 20 years of operating history, the company is focused on developing and publishing a wide range of casual and family oriented video games on all leading console and handheld platforms as well as mobile devices.  Product highlights include Zumba® Fitness and Cooking Mama™. Majesco is headquartered in Edison, NJ and the company's shares are traded on the Nasdaq Stock Market under the symbol: COOL.  More info can be found online at majescoent.com or on Twitter at twitter.com/majesco.

Safe Harbor

Some statements set forth in this release, including the estimates under the headings "Fiscal 2013 Outlook" contain forward-looking statements that are subject to change. Examples of forward-looking statements include statements relating to industry prospects, our future economic performance including anticipated revenues and expenditures, results of operations or financial position, and other financial items, our business plans and objectives, including our intended product releases, and may include certain assumptions that underlie forward-looking statements. Statements including words such as "anticipate," "believe," "estimate" or "expect" and statements in the future tense are forward-looking statements. These statements are .subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Some of the risks and uncertainties which could cause our results to differ materially from our expectations include the following: consumer demand for our products, the availability of an adequate supply of current-generation and next-generation gaming hardware; our ability to predict consumer preferences among competing hardware platforms; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of our products; competition in the interactive entertainment industry; developments in the law regarding protection of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; our ability to manage expenses; our ability to attract and retain key personnel; adoption of new accounting regulations and standards; adverse changes in the securities markets; our ability to comply with continued listing requirements of the Nasdaq stock exchange; the availability of and costs associated with sources of liquidity; and other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended October 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended January 31, 2013. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For additional information, please contact:

Company Contact:

Michael Vesey

Chief Financial Officer

732.476.1956

Investor Relations Contact:

Stephanie Prince/Jody Burfening

LHA

212.838.3777

sprince@lhai.com